Exhibit 10.8

AMENDED AND RESTATED INTERCOMPANY NOTE

US $1,145,625,000.00	Dated May 30, 2014

WHEREAS, Fidelity National Financial, Inc., a Delaware corporation (the “Lender”), and Black Knight Holdings, Inc. (formerly Black Knight Financial Services, Inc.), a Delaware corporation (the “Initial Borrower”) entered into that certain Intercompany Note, dated as of January 2, 2014 (the “Existing Note”), pursuant to which the Lender extended a loan in an original principal amount of $1,175,000,000.00 to the Initial Borrower;

WHEREAS, the Initial Borrower, the Lender and Black Knight Financial Services, LLC (formerly (Black Knight Financial Services I, LLC), a Delaware limited liability company (“Borrower A”) entered in that certain Assumption Agreement dated as of January 3, 2014, pursuant to which Borrower A assumed $688,000,000.00 of the of the principal amount of the loans under the Existing Note from the Initial Borrower and the Initial Borrower was released of its obligations under the Existing Note;

WHEREAS, the Initial Borrower, the Lender and ServiceLink Holdings, LLC (formerly Black Knight Financial Services II, LLC), a Delaware limited liability company (“Borrower B” and together with Borrower A, the “Borrowers”) entered in that certain Assumption Agreement dated as of January 3, 2014, pursuant to which Borrower B assumed $487,000,000.00 of the principal amount of the loans under the Existing Note from the Initial Borrower and the Initial Borrower was released of its obligations under the Existing Note;

WHEREAS, on March 31, 2014, the Borrowers repaid an aggregate principal amount due under the Existing Note equal to $29,375,000.00 such that after giving effect to such repayment, the aggregate outstanding principal amount owed by Borrower A thereunder was $670,800,000.00 and the aggregate outstanding principal amount owed by Borrower B thereunder was $474,825,000.00; and

WHEREAS, the Lender and the Borrowers have agreed to amend and restate the Existing Note in its entirety as provided in this Amended and Restated Intercompany Note (this “Note”).

FOR VALUE RECEIVED, (i) Borrower A, hereby unconditionally promises to pay to the order of the Lender, the principal sum of six hundred seventy million eight hundred thousand United States dollars (US $670,800,000.00) (the “Tranche A Loan”) and (ii) Borrower B, hereby unconditionally promises to pay to the order of the Lender, the principal sum of four hundred seventy-four million eight hundred twenty-five thousand United States dollars (US $474,825,000.00) (the “Tranche B Loan” and together with the Tranche A Loan, the “Term Loans”), in each case, on the terms set forth below.

1. Repayment.

(a) Borrower A hereby unconditionally promises to repay the Tranche A Loan to the Lender on January 2, 2024 (the “Maturity Date”), in an amount equal to the remainder of the outstanding principal amount of Tranche A Loan together with accrued and unpaid interest on the outstanding principal amount of the Tranche A Loan to but excluding the date of such payment. Borrower A shall have the option to prepay, at any time and from time to time, all or any portion of the outstanding principal amount Tranche A Loan, without premium or penalty.

(b) Borrower B hereby unconditionally promises to repay the Tranche B Loan to the Lender on January 2, 2024 (the “Maturity Date”), in an amount equal to the remainder of the outstanding principal amount of Tranche B Loan together with accrued and unpaid interest on the outstanding principal amount of the Tranche B Loan to but excluding the date of such payment. Borrower B shall have the option to prepay, at any time and from time to time, all or any portion of the outstanding principal amount of the Tranche B Loan, without premium or penalty.

[NOTE]

2. Place of Payment. All amounts payable hereunder shall be payable to the Lender by wire transfer of immediately available funds into an account or accounts designated by the Lender in writing from time to time. All payments shall be made in lawful money of United States and shall include all fees and costs, including any currency exchange costs, applicable to such payments.

3. Interest. The principal amount of the Term Loans remaining from time to time unpaid and outstanding shall bear interest at a rate of 10.0% per annum, calculated on the basis of a year of 365 days. Such interest shall be calculated and payable quarterly on the last day of each March, June, September and December of each fiscal year. For the avoidance of doubt, any interest that accrued on the Principal Sum (as defined in the Existing Note) under the Existing Note prior to the date hereof that has not been paid to the Lender shall be due and payable on the interest payment date immediately succeeding the date hereof.

4. Creditor Rights. In the event that (i) any Borrower shall fail to make any scheduled payment of interest hereunder prior to maturity, (ii) any Borrower shall be dissolved or adjudicated insolvent, or (iii) any Borrower shall cease engaging in business operations, (iv) any legal proceeding by any judgment creditor is commenced against any Borrower to attach or levy upon any material property of any Borrower, which his not dismissed within forty-five (45) days, (v) any Borrower shall become the subject of any bankruptcy (including, without limitation, any reorganization under Chapter 11 of Title 11 of the United States Code and /or its foreign equivalent), insolvency, receivership, liquidation (including, without limitation, any liquidation under Chapter 7 of Title 11 of the United States Code and/or its foreign equivalent), or dissolution under applicable law or statute, or (vi) any Borrower shall make a general assignment for the benefit of its creditors, then, in each case of clauses (i) through (vi) above, the Lender, at its option, shall have the right to declare the Term Loan owed by the applicable Borrower outstanding hereunder to be immediately due and payable without notice or demand. In such event, the applicable Borrower shall be required to make immediate payment of the entire outstanding principal balance of applicable Term Loan, together with all accrued and unpaid interest thereon.

5. Miscellaneous.

(a) Submission to Jurisdiction; Waivers; Amendments. THE LENDER AND EACH BORROWER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE, AND THEY HEREBY IRREVOCABLY AGREE THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE OR FEDERAL COURT. THE LENDER AND EACH BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST SUCH BORROWER ARISING OUT OF THIS NOTE OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN SUCH BORROWER AND THE LENDER OF ANY KIND OR NATURE. No delay or failure on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Time is of the essence in respect of the performance of all payment obligations under this Note. Each Borrower hereby waives presentment and demand for payment, notice of dishonour, protest and notice of protest of this Note. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and signed by (a) with respect to provisions, consent or departures related to the Tranche A Loan, Borrower A and the Lender and (b) with respect to provisions, consent or departures related to the Tranche B Loan, Borrower B and the Lender.

(b) Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE AND NO CONFLICTS OF LAW PRINCIPLES WILL APPLY TO THIS NOTE.

(c) Severability. In the event that any provision of this Note would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any jurisdiction.

(d) Counterparts; Binding Effect; Successors and Assigns. This Note may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Note shall be assignable by each Borrower without the prior written consent of the Lender. Subject to the foregoing, this Note and every part hereof shall be binding upon the undersigned and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the Lender and any of its successors and assigns.

6. Amendment and Restatement. The terms and conditions of the Existing Note are amended as set forth in, and restated in their entirety and superseded by, this Note. Nothing in this Note shall be deemed to be a novation of any of the obligations under the Existing Note. Notwithstanding any provisions of this Note, the execution and delivery of this Note and the incurrence of the obligations hereunder shall be in substitute for, but not in payment of, the obligations owed by the Borrowers under the Existing Note.

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IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above,

BORROWER A:

BLACK KNIGHT FINANCIAL SERVICES, LLC

By:	/s/ David Ducommun
Name:	David Ducommun
Title:	Senior Vice President

BORROWER B:

SERVICELINK HOLDINGS, LLC

By:	/s/ David Ducommun
Name:	David Ducommun
Title:	Senior Vice President

THE LENDER:

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Brent B. Bickett
Name:	Brent B. Bickett
Title:	President

[Amended and Restated Intercompany Note]